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                                                   EXHIBIT 10.22



                              AMENDMENTS
                                  TO
                KEY EXECUTIVE EMPLOYMENT AGREEMENT AND
                        SUPPLEMENTAL AGREEMENT


      AGREEMENT between Monsanto Company, a Delaware corporation
("Monsanto"), and Hendrik A. Verfaillie (the "Executive");

      WHEREAS, the Board of Directors (the "Board") of Monsanto has determined that the Executive is a key executive of Monsanto and appointed the Executive to the Management Council of Monsanto;

      WHEREAS, because of the determination that the Executive is a key executive of Monsanto and because of his appointment to the Management Council of Monsanto, the Board authorized Monsanto to enter into a Key Executive Employment Agreement dated July 5, 1988 ("Key Executive Employment Agreement") and a Supplemental Agreement dated June 27, 1988 ("Supplemental Agreement") with the Executive, which are attached hereto as Exhibits A and B, respectively, and made a part hereof;

      WHEREAS, the Executive has been appointed to the Monsanto
Executive Management Committee;

      NOW, THEREFORE, to assure Monsanto and the Board that it will have the continued dedication of the Executive and the availability of his advice and counsel notwithstanding the possibility, threat or occurrence of a Change of Control proposal, and to induce the Executive to remain in the employ of Monsanto, and for other good and valuable consideration, Monsanto and the Executive agree as follows:

      1.   Paragraph 5(a) of the Key Executive Employment
Agreement is hereby amended to read in its entirety as follows:


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                                    -2-


           (a)  "Change of Control."  For the purposes of this
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           Agreement, a "Change of Control" shall be deemed to
           have taken place if: (i) a third party, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of Monsanto having 10% or more of the total number of votes that may be case for the election of directors of Monsanto; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), (A) the persons who were directors of Monsanto before the Transaction shall cease to constitute a majority of the Board of Directors of Monsanto or any successor to Monsanto, or
           (B) there is the sale, exchange or other disposition of all or substantially all of Monsanto's assets to a third party.

      2. The amended definition of Change of Control set forth above in paragraph 1 shall also extend to the applicable provisions of the Supplemental Agreement, as amended.

      3. Except as amended hereby, all terms and provisions of the Key Executive Employment Agreement and the Supplemental
Agreement, as amended, shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Agreement
on the   29   day of   January  , 1993.
       -----           -----------
                                      MONSANTO COMPANY

                                      By   /s/ Richard J. Mahoney
                                        ----------------------------
                                           Richard J. Mahoney
                                           Chairman of the Board and
                                           Chief Executive Officer


                                         /s/ Hendrik A. Verfaillie
                                      ------------------------------
                                           Hendrik A. Verfaillie

   /s/ Cynthia Tisher
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      Witness